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                                                                    Exhibit 10-2


                                 EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of this ______ day of ___________________, 1998, by and between Cortland Savings Bank (the "Bank") and F. Michael Stapleton ("Mr. Stapleton").

     In consideration of the mutual covenants set forth below, the parties agree as follows:

1. EMPLOYMENT. The Bank hereby employs Mr. Stapleton as its Executive Vice President and Chief Operating Officer and Mr. Stapleton accepts such employment during the Employment Period. Employment subsequent to the Employment Period shall be employment at will, unless otherwise provided for by a separate, mutually agreed and duly executed agreement subsequently entered into by the parties.

2. EMPLOYMENT PERIOD. This Agreement shall be in effect for three years beginning on the date set forth above (the "Employment Period").

3.   DUTIES. During the Employment Period, Mr. Stapleton shall:

     (a) devote his full business time and attention to the business and affairs of the Bank, its parent and subsidiary corporations (if any), and use his best efforts to advance their interests;

     (b) serve as Executive Vice President and Chief Operating Officer of the Bank; and

     (c) have such functions, duties and responsibilities not inconsistent with his title and office as may be assigned to him by or under the authority of the Chief Executive Officer of the Bank or the Board.

4.   COMPENSATION, SALARY AND BONUS.
     During the Employment Period, the Bank shall pay to Mr. Stapleton a salary at an annual rate of $110,000 or such higher annual rate as may be provided for by the Board in its discretion.

5. EMPLOYEE BENEFIT PLANS AND PROGRAMS; OTHER COMPENSATION. Mr. Stapleton shall be entitled to participate in and receive benefits under the Bank's pension plan, group life and health and disability insurance plans, and such other employee benefit plans and programs as the Bank may maintain from time to time, on terms no less favorable than any other similarly situated employee.

6. BOARD MEMBERSHIPS AND PERSONAL ACTIVITIES. Mr. Stapleton may serve as a member of the board of directors of such business, community and charitable organizations as he shall disclose to the Board from time to time, and he may engage in personal business and investment activities for his own account; provided, however, that such service and personal business and investment activities shall not (a) interfere with the performance of


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     his duties under this Agreement or (b) involve entities which either compete with the Bank or may reasonably be expected to impact negatively on the Bank's standing and reputation in the community it serves.

7. EXPENSES. The Bank shall reimburse Mr. Stapleton for his ordinary and necessary reasonable business expenses incurred in connection with the performance of his duties under this Agreement upon presentation to the Bank of itemized accounts in such form as the Bank may reasonably require. The Bank shall also reimburse Mr. Stapleton for his reasonable moving expenses in moving his personal effects, furniture and household goods to Cortland. Mr. Stapleton shall be entitled annually to four weeks of paid vacation during the Employment Period.

8.   TERMINATION GIVING RISE TO SEVERANCE BENEFITS.

     (a) If Mr. Stapleton's employment with the Bank is terminated prior to the end of the Employment Period for any reason other than the reasons described in 8(b) below, including, without limitation, a resignation by Mr. Stapleton, then the Bank shall pay Mr. Stapleton for each year, or portion thereof, left in the unexpired Employment Period a termination payment equal to one year's, or portion thereof, regular salary at the annual rate being paid to Mr. Stapleton immediately prior to such termination, reduced by the aggregate market value immediately prior to such termination of any vested stock grants and vested in-the-money stock options which may have been issued to Mr. Stapleton during the Employment Period pursuant to such employee benefit programs adopted by the Bank.

     (b) Mr. Stapleton shall not be entitled to receive the benefits described in (a) if his employment is terminated:

               (i)  for Cause (as defined in Section 10(a) of the Agreement);

               (ii) upon his resignation not for Good Reason (as defined in Section 10(b) of this Agreement);

               (iii)  on account of his death; or

               (iv) has been absent from the full-time service of the Bank on account of his Disability (as defined in Section 12 of this Agreement) for at least three consecutive months, and he fails to return to work full-time within thirty days after written notice requesting such return is given to Mr. Stapleton by the Bank.

     (c) Stapleton shall not be required to mitigate the amount of payment provided for in this section nor shall any payment be reduced by any compensation or benefit earned by or paid to Mr. Stapleton after termination regardless of source.


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9.   TERMINATION WITHOUT SEVERANCE BENEFITS.  If Mr. Stapleton's employment is terminated for the reasons described in 8(b)(I) through 8(b)(iv), then the Bank shall have no further obligations under this Agreement, other than to pay accrued but unpaid salary.

10.  DEFINITION OF FOR CAUSE AND RESIGNATION FOR GOOD REASON.

     (a) Termination for "Cause," shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law (other than traffic violations or similar offense), willful violation of any law, rule or regulation or final cease and desist order applicable to the Bank, or material breach of any provision of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry.

     (b) Mr. Stapleton's resignation shall be deemed a resignation for Good Reason if Mr. Stapleton resigns within two months after any one or more of the following events:

     (i) the assignment to Mr. Stapleton of any duties inconsistent with Mr. Stapleton's status as Executive Vice President and Chief Operating Officer of the Bank;

     (ii) any reduction in Mr. Stapleton's salary unless mandated by any regulatory authority having jurisdiction over the Bank;

     (iii) the relocation of either the Bank's executive offices or the principal location at which Mr. Stapleton works outside of Cortland County;


     (iv) the failure of the Bank to pay, within seven days of the date when due, any portion of Mr. Stapleton's compensation, which failure is not inadvertent and immaterial and which is not promptly cured by the Bank after notice of such failure is given to the Bank by Mr. Stapleton; or

     (v) a material breach of the Agreement by the Bank, which the Bank fails to cure within thirty days following written notice thereof from Mr. Stapleton.

11. DEFINITION OF CHANGE IN CONTROL. For purposes of this Agreement, a Change in Control of the Bank shall occur if:

     (a) any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), other than
     (I) the holding company to be formed in connection with the conversion of the Bank to the stock form of ownership; or (ii) a trustee or other fiduciary holding securities under an employee benefit plan maintained for the benefit of employees of the Bank, becomes the "beneficial owner" (as defined in rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities issued by the Bank representing 25% or more of the combined voting power of all of the Bank's then outstanding securities; or


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     (b)  the individuals who on the date this Agreement is made are members of the Board, together with their successors as defined below, cease for any reason to constitute a majority of the members of the Board; or

     (c)  the shareholders of the Bank approve either:

     (i) a merger or consolidation of the Bank with any other corporation, other than a merger or consolidation following which both of the following conditions are satisfied:

     (A) either (x) the members of the Board of the Bank immediately prior to such merger or consolidation constitute at least a majority of the members of the governing body of the institution resulting from such merger or consolidation; or (y) the shareholders of the Bank own securities of the institution resulting from such merger or consolidation representing eighty percent or more of the combined voting power of all such securities of the Bank before such merger or consolidation; and

     (B) the entity which results from such merger or consolidation expressly agrees in writing to assume and perform the Bank's obligations under this Agreement; or

     (ii) a plan of complete liquidation of the Bank or an Agreement for the sale or disposition by the Bank of all or substantially all of its assets; and

     (d) any event which would be described in sections 11(a), (b) or (c) if the term "Parent Corporation of the Bank" were substituted for the term "Bank" therein. Such an event shall be deemed a Change in Control under the relevant provisions of sections 11(a), (b) or (c).

     (e) It is understood and agreed that more than one Change in Control may occur at the same time or different times during the Employment Period and that the provisions of this Agreement shall apply with equal force and effect with respect to each such Change in Control.

12. ADDITIONAL DEFINITIONS. "Disability" shall mean any physical or mental condition which makes Mr. Stapleton reasonably unable to perform any material portion of his services as an officer of the Bank, as defined in the Bank's disability insurance program. "Successors" as used in Section 11(b) shall mean any person who, in the future, is elected or nominated for election to the Board by a majority of the directors of the Bank then in office who are either directors of the Bank as of the date of this Agreement or who are themselves successors as defined in this sentence.

13.  ADDITIONAL RETENTION BENEFIT.


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     (a) If during the Employment Period there occurs a Change in Control approved by the Board of Directors, and within six (6) months after such Change in Control Mr. Stapleton either is terminated other than for Cause or resigns for a Good Reason, then the Bank shall pay to Mr. Stapleton an amount equal to the amount described in section 8(a).

     (b) If during the Employment Period there occurs a Change in Control not approved by the Board of Directors, and within six (6) months after such Change in Control Mr. Stapleton either is terminated other than for Cause or resigns for a Good Reason, then the Bank shall pay to Mr. Stapleton an amount equal to two and ninety nine one hundredths (2.99) times the annual salary being paid to Mr. Stapleton immediately prior to such Change in Control

     (c) In no event shall the amount payable under Sections 13(a) or 13(b) exceed the maximum permitted to be paid without the imposition of an excise tax under Section 280G of the Internal Revenue Code.

     (d) Amounts paid to Mr. Stapleton pursuant to this section or section 8(a), if they occur under circumstances in which Mr. Stapleton would otherwise be entitled to receive a payment under any employee severance compensation plan, shall be in lieu of and shall supersede any lesser payments under such plan.

14. NOTICES. Any communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one party may by written notice specify to the other party:

     If to Mr. Stapleton:
     116 Seneca Parkway
     Auburn, New York 13021

     With a copy to:
     Boyle & Anderson, P.C.
     110 Genesee Street, Suite 300
     Auburn, New York 13021
        Attention: Charles H. Lynch, Jr., Esq.

     If to the Bank:
     Cortland Savings Bank:
     One North Main Street
     Cortland, New York  13045
        Attention: Corporate Secretary

     With a copy to:
     Serchuk & Zelermyer, LLP


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     81 Main Street
     White Plains, NY  10601

        Attention: Jay L. Hack, Esq.

15. SEVERABILITY. A determination that any provision of this Agreement is invalid or unenforceable shall not effect the validity or enforceability of any other provisions hereof.

16. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against who its enforcement is sought. Any waiver or relinquishment of such right or power at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

17. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to conflicts of law principles.

18. ENTIRE AGREEMENT; MODIFICATIONS. This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof between the Bank and Mr. Stapleton. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

19. REQUIRED REGULATORY PROVISIONS. The following provisions are included for the purpose of complying with various laws, rules and regulations applicable to the Bank. These provisions shall supersede any contrary provision contained in this Agreement.

     (a) Mr. Stapleton shall have no right to receive compensation or other benefits for any period after termination for Cause.

     (b) Any payments to Mr. Stapleton by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act (the "FDI Act"), 12 U.S.C. Section 1828(k), and any regulations promulgated thereunder.

     (c) If Mr. Stapleton is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. Section 1818(e)(3) or 1818(g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may (I) pay to Mr. Stapleton all or part of the compensation withheld while the Bank's obligations hereunder are suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.


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     (d)  If Mr. Stapleton is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. Section 1818(e)(4) or
     (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and Mr. Stapleton shall not be affected.

     (e) If the Bank is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. Section 1813(x)(1)), all obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and Mr. Stapleton shall not be affected.

     (f) All obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Bank: (I) by the New York Superintendent of Banks or the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. Section 1823(c); (ii) by the Superintendent of Banks if the Superintendent approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

     If and to the extent that any of the foregoing provisions shall cease to be required by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment to this Agreement.

     IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and Mr. Stapleton has hereto set his hand, all as of the day and year first above written.



                                             -----------------------------------
                                             Michael Stapleton

                                             Cortland Savings Bank


                                             By:
                                                --------------------------------
                                                 Wesley D. Stisser, Jr.


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